TBS International Limited to Present at Jefferies Second Annual Shipping Conference in New York

Hamilton, Bermuda – September 13, 2005 – TBS International Limited (NASDAQ: TBSI) announced today that the Company's Chief Executive Officer Joseph Royce and Chief Financial Officer Ferdinand Lepere will be presenting at the Jefferies Second Annual Shipping Conference in New York on Thursday, September 15, 2005 at 10:30 a.m. Eastern Daylight Time.

The presentation will be broadcast live over the Internet and can be accessed at http://www.jefferies.com/0905shipping. In addition, the accompanying slide presentation will be available in the Investor Relations section of TBS International's website at www.tbsship.com.

About TBS International Limited:

TBS is an ocean transportation services company that offers worldwide shipping solutions through liner, parcel, bulk and vessel chartering services. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa and the Caribbean. TBS provides frequent regularly scheduled voyages in its network, as well as cargo scheduling, loading and discharge for its customers.

For more information, please contact:

Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer
TBS International Limited
Phone: 914-961-1000
E-mail: InvestorRequest@tbsship.com